EXHIBIT 15.2
August 4, 2025

The Partners of Vornado Realty L.P. and the Board of Trustees of Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019

We are aware that our report dated August 4, 2025, on our review of the interim financial information of Vornado Realty L.P. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, is incorporated by reference in the joint Registration Statement No. 333-278428 on Form S-3 of Vornado Realty Trust and Vornado Realty L.P.

/s/ DELOITTE & TOUCHE LLP

New York, New York